Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Comparison of Other Service Providers”, “Financial Statements and Experts” and “Representations and Warranties” in the Proxy Statement and Prospectus and “Financial Statements” in the Statement of Additional Information of Morgan Stanley Institutional Fund Trust Limited Duration Portfolio, which is included in this Registration Statement on Form N-14 of Morgan Stanley Institutional Fund Trust.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, of Morgan Stanley Institutional Fund Trust, dated January 30, 2015, which was filed on Form N-1A with the Securities and Exchange Commission in Post-Effective Amendment Number 124 (File No. 2-89729), and incorporated by reference in the Proxy Statement and Prospectus and Statement of Additional Information, which are included in this Registration Statement on Form N-14 of Morgan Stanley Institutional Fund Trust.

We also consent to the incorporation by reference of our report, dated November 26, 2014, on the financial statements and financial highlights of Limited Duration Portfolio (one of the portfolios constituting Morgan Stanley Institutional Fund Trust) as of September 30, 2014, which is included in this Registration Statement on Form N-14 of Morgan Stanley Institutional Fund Trust.

We also consent to the incorporation by reference our report, dated July 22, 2015, on the financial statements and financial highlights of Morgan Stanley Limited Duration U.S. Government Trust as of May 31, 2015.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 30, 2015